Exhibit 10.01

Notice of Grant of Stock Options And Option Agreement	Shopping.com Ltd. 1 Zoran Street Netanya 42504, Israel

Name of Optionee	Option Number:	00000000
Residence Street Address	Plan:	2004
City and Country

Effective [date of grant], you have been granted a(n) [Incentive/Non-Qualified] Stock Option to buy [number] Shopping.com Ltd. (the Company) stock at $[price] per share.

The total option price of the shares granted is $[total price].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
[Number]	Monthly	[Date]	[Date]
[Number]	Monthly	[Date]	[Date]
[Number]	Monthly	[Date]	[Date]
[Number]	Monthly	[Date]	[Date]

By your signature below and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Shopping.com Ltd.	Date

Optionee	Date

Page 1of 4

By your signature and the signature of the Company’s representative on the Notice of Grant above, you and Shopping.com Ltd. and its subsidiaries and affiliates (collectively, the “Company”) agree that these Options are granted under and governed by the terms and conditions of the Shopping.com Ltd. 2004 Equity Incentive Plan (the “Stock Option Plan”) and this Option Agreement. Optionee has reviewed the Stock Option Plan and this Option Agreement in their entirety, has had an opportunity to review the Stock Option Plan and any tax implications of his or her receipt of Options with the appropriate professional advisors prior to executing this Option Agreement, and fully understands all provisions of the Stock Option Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Stock Option Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated in the Notice of Grant.

Unless otherwise defined herein, the terms defined in the Stock Option Plan shall have the same defined meanings in this Option Agreement.

AGREEMENT

A. Grant of Option.

The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) options (the “Options”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Stock Option Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Stock Option Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Stock Option Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Options (“ISO”), these Options are intended to qualify as Incentive Stock Options under Section 422 of the Code. However, if these Options are intended to be Incentive Stock Options, to the extent that they exceed the $100,000 rule of Code Section 422(d) they shall be treated as Non-Qualified Stock Options (“NQSOs”).

B. Exercise of Option.

(a) Right to Exercise. These Options are exercisable during their term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. These Options are exercisable by delivery of an exercise agreement, in the form attached as Exhibit A (the “Exercise Agreement”), which shall state the election to exercise the Options, the number of Shares in respect of which the Options are being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Stock Option Plan. The Exercise Agreement shall be completed by the Optionee and delivered to the Plan Administrator of the Company. The Exercise Agreement shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. These Options shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Agreement accompanied by such aggregate Exercise Price. The Plan Administrator may make available from time to time alternative means of exercise, including an on-line exercise program.

No Shares shall be issued pursuant to the exercise of these Options unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Options are exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. cash;

2. check; or

3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

D. Non-Transferability of Options.

These Options may not be transferred or assignable in any manner otherwise than by will or by the laws of descent or distribution, and with respect to Non-Qualified Stock Options (NQSO), by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settler), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. These Options may be exercised during the lifetime of Optionee only by the Optionee or Optionee’s legal representative and any elections with respect to these Options may be made only by the Optionee or Optionee’s legal representative. The terms of the Stock Option Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E. Term of Options.

If Optionee is Terminated for any reason other than death or Disability, Optionee may exercise these Options within three (3) months after the Termination Date. Upon the death or Disability of the Optionee, these Options may be exercised within twelve (12) months after the Termination Date. In no event shall these Options be exercised later than the Expiration Date as provided above. These Options may be exercised during such term only in accordance with the Stock Option Plan and the terms of this Option Agreement.

F. Tolling of Vesting of Options During Leave of Absence.

In the event Optionee takes a leave of absence from the Company that is required or authorized pursuant to local, state or federal law, the vesting of the Options shall be tolled after sixty (60) days from the commencement date of such leave. In the event Optionee takes a personal leave of absence from the Company, the vesting of the Options shall be tolled after thirty (30) days from the commencement date of such leave.

G. Tax Consequences. (applicable to U.S. taxpayers only)

Some of the federal tax consequences relating to these Options, as of the date of these Options, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THESE OPTIONS OR DISPOSING OF THE SHARES.

1. Exercising the Options.

(a) Non-Qualified Stock Options. The Optionee may incur regular federal income tax liability upon exercise of NQSOs. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Incentive Stock Options. If these Options qualify as ISOs, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an employee but remains a service provider, any Incentive Stock Options of the Optionee that remain unexercised shall cease to qualify as Incentive Stock Options and will be treated for tax purposes as Non-Qualified Stock Options on the date three (3) months and one (1) day following such change of status.

2. Disposition of Shares.

(a) NQSO. If the Optionee holds NQSO Shares for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(b) ISO. If the Optionee holds ISO Shares for at least one (1) year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one (1) year after exercise or two (2) years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(i) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the grant date, or (ii) one (1) year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

H. Entire Agreement; Governing Law.

The Stock Option Plan is incorporated herein by reference. The Stock Option Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Israel.

I. NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT A

SHOPPING.COM LTD.

2004 EQUITY INCENTIVE PLAN

EXERCISE AGREEMENT

Shopping.com Ltd.

c/o Shopping.com, Inc.

8000 Marina Blvd., 5th Floor

Brisbane, CA 94005

USA

Attention: Plan Administrator

1. Exercise of Options. Effective as of today,                                              , the undersigned (“Purchaser”) hereby elects to purchase                                      shares (the “Shares”) of the Ordinary Shares Shopping.com Ltd. (the “Company”) under and pursuant to the Company’s 2004 Equity Incentive Plan (the “Stock Option Plan”) and the Stock Option Agreement dated,                                          (the “Option Agreement”).

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Stock Option Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Options. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Options. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Stock Option Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Stock Option Plan and Option Agreement are incorporated herein by reference. This Agreement, the Stock Option Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by, and subject to, the laws of the State of Israel, excluding the conflicts of laws rules, as provided in the Stock Option Plan.

Submitted by:	Accepted by:

PURCHASER:	SHOPPING.COM LTD.

Signature	By

Print Name	Its

Address:	Address:

c/o Shopping.com, Inc.
8000 Marina Blvd., 5th Floor Brisbane, CA 94005 USA

Date Received